Exhibit 10.59

AMENDMENT No. 1
TO
CERTAIN OUTSTANDING
PERFORMANCE SHARE AWARD AGREEMENTS

This Amendment is effective as of November 8, 2023 and applies to those outstanding award agreements of Performance Share Awards granted by Lincoln National Corporation under the terms of the Lincoln National Corporation 2020 Incentive Compensation Plan, effective June 11, 2020, or the Lincoln National Corporation 2014 Incentive Compensation Plan, effective May 22, 2014, respectively (“Original Agreements”) that are listed on Appendix A attached hereto and incorporated by reference.

Paragraph 2 of the Original Agreements are hereby amended with the addition of new subparagraph (e) and revisions to the last two paragraphs of Paragraph 2 to read as follows:

* * * *
“(d) Pro-rata as of the date of a ‘change of control,’ within the meaning of section 409A of the Internal Revenue Code of 1986 as amended, of an LNC Subsidiary or Affiliate employing the Grantee.

The number of Shares deliverable upon the pro-rata vesting event described in Subparagraphs 2(b) or 2(d) shall be calculated by multiplying this award by the product resulting from multiplying a fraction where the denominator is equal to the number of days during the performance cycle, and the numerator is equal to the number of days that the Grantee provided Service during the Performance Cycle, by a factor based on the company’s attainment of performance criteria during the Performance Cycle. Thereafter, the number of Shares deliverable shall be rounded up to the nearest whole Share.

Any Shares deliverable under this Paragraph 2 shall be delivered at the same time long-term incentive awards are normally paid and/or delivered after the end of the Performance Cycle.”

IN WITNESS WHEREOF, Compensation Committee of the Lincoln National Corporation Board of Directors has adopted this Amendment as of the effective date set out above.

APPENDIX A

PERFORMANCE SHARE AWARD AGREEMENTS
SUBJECT TO AMENDMENT No. 1

Performance Share Grant Date	Award Agreement Grant Plan ID(s)
2/17/2021	182
2/18/2021	174, 177
5/7/2021	177
2/16/2022	188, 200, 201, 202, 203
5/26/2022	206, 211
8/10/2022	215
2/15/2023	230, 233, 236, 239, 245
5/24/2023	239
8/9/2023	239